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EXHIBIT 3.0

                            STATE OF INDIANA
                    OFFICE OF THE SECRETARY OF STATE

                          ARTICLE OF AMENDMENT

To Whom These Presents Come, Greeting:

WHEREAS, there has been presented to me at this office, Articles of Amendment for:

                         MAS ACQUISITION VI CORP.

and said Articles of Amendment have been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law, as amended.

The name of the corporation is amended as follows:

                            NU ENERGY INC.

NOW, THEREFORE, I, SUE ANNE GILROY, Secretary of STate of Indiana, hereby certify that I have this day filed said articles in this office.


The effective date of these Articles of Amendment is March 10, 1999.


[ LOGO ]                In Witnesee Whereof, I have hereunti set my
                        hand and affixed the seal of the State of
[Seal of the     ]      Indiana, at the City of Indianapolis, this
[State of Indiana]      Tenth day of March, 1999,
[1816            ]
                        /s/ Sue Anne Gilroy
                        SUE ANNE GILROY, Secretary of State

                                                             /s/ JR
                                                             ------
                                                             Deputy


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[   LOGO   ] ARTICLES OF AMENDMENT OF THE   SUE ANNE GILROY
[ State of ] ARTICLES OF INCORPORATION      SECERTARY OF STATE
[ Indiana  ] State Form 38333 (R8 / 12-96)  CORPORATIONS DIVISION
Approved by State Board of Accounts 1995    302 W. Washington St. Rm. E018
                                            Indianapolis, IN 46204
                                            Telephone: (317) 232-6576

INSTRUCTIONS:	Use 8 1/2"  x 11' white   Indiana Code 23-1-38-1 et seq.
                paper for inserts.
                Present original and two copies to address in upper right
                hand corner of this
                Please TYPE or PRINT	           Filing Fee: $30.00
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                       ARTICLES OF AMENDMENT OF THE
                       ARTICLES OF INCORPORATION OF:
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Name of Corporation                             Date of incorporation
     MAS Acquisition VI Corp.                         October 7, 1996
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The undersigned officers of the above referenced Corporation (hereinafter referred to as the "Corporation") existing pursuant to the provisions of:
(indicate appropriate act)

[ x ] Indiana Business Corporation Law   [   ] Indiana Professional
                                               Corporation Act of 1983

as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:
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                        ARTICLE I Amendment(s)
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The exact text of Article(s) _______________I__________________ of the
Articles

        The name of the Corporation is Nu Energy Inc.
        (NOTE. If amending the name of corporation, write Article "I" in space above and write "The name of the Corporation is ________________________," below)



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                           ARTICLE II
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Date of each amendments adoption:

March 8, 1999
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                 (Continued on the reverse side)

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             ARTICLE III Manner of Adoption and Vote
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Mark applicable section: NOTE - Only in limited situations does Indiana law permit an Amendment without shareholder approval. Because a name change requires shareholder approval, Section 2 must be marked and either A or B completed.
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[   ] SECTION 1 This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required.
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[ x ] SECTION 2 The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by: (Shareholder approval may be by either
      A or B.)

      A. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

     ---------------------------------------------------------
     1,106,670    Shares entitled to vote.
     ---------------------------------------------------------
     1,000,000    Number of shares represented at the meeting.
     ---------------------------------------------------------
     1,000,000    Shares voted in favor.
     ---------------------------------------------------------
             0    Shares voted against.
     ---------------------------------------------------------

             B. Unanimous written consent executed on _________, 19___
                and signed by all shareholders entitled to vote
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                ARTICLE IV Compliance with Legal Requirements
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The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.
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I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 8th day of March, 1999.
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Signature of current officer                 Printed name of officer
or chairman of the board                     or chairman of th board

/s/ Aaron Tsai                                         Aaron Tsai
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Signature's title
	President and Chairman of the board
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